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                                                                   EXHIBIT 10.21

                                 COINSTAR, INC.
                             STOCK OPTION AGREEMENT

                        GRANT TO CHIEF EXECUTIVE OFFICER

     THIS AGREEMENT is made between Coinstar, Inc. ("Coinstar") and David Cole ("Employee").

GRANT DATE: The effective date of this Agreement is October 8, 2001 (the "Grant Date").

GRANT: The Board of Directors hereby grants to Employee an Option to purchase 200,000 shares (the "Shares") of Coinstar Common Stock at the exercise price of $21.24 per share ("Option"). The Option is granted outside the Coinstar 1997 Amended and Restated Stock Option Plan (the "Plan") but, except as expressly provided otherwise herein, is subject to the terms and conditions of the Plan.

NONQUALIFIED STOCK OPTION: This Option is granted as a nonqualified stock option, which is not intended to qualify as an "incentive stock option" as that term is used under Section 422 of the Internal Revenue Code of 1986, as amended.

TERM: The term of the Option is ten years from the Grant Date, unless sooner terminated.

EXERCISE AND TRANSFERABLITY: Your option is not transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order and is only exercisable by you during your lifetime or by a transferee pursuant to a domestic relations order.

TERMINATION OF OPTION: The unvested portion of the Option shall terminate automatically upon termination of employment or services for any reason. The vested portion of the Option shall remain exercisable until the earliest of:

     (a) the tenth anniversary of the Grant Date;

     (b) three months after termination of either employment or services (whether as a director, consultant or other service provider) with Coinstar or a related corporation for any reason other than for cause or by reason of disability or death;

     (c) one year after termination by reason of disability or death; and

     (d) immediately upon termination for cause (as defined in the Plan).

     If Employee dies while the Option is still exercisable, the Option shall remain exercisable until the earlier of (i) the tenth anniversary of the Grant Date and (ii) one year from the date of death.

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     It is Employee's responsibility to be aware of the date on which the Option terminates and is no longer exercisable.

VESTING AND EXERCISABILITY:

The Option will vest and become exercisable according to the following schedule:


                                                  Portion of Total Option
        Period of Continuous Service                     Which Is
           From Vesting Base Date                  Vested and Exercisable
           ----------------------                  ----------------------
     One year from Vesting Base Date                        25%

     Each month completed thereafter               An additional 2.08333%

     Four years from Vesting Base Date                     100%

TERMS OF PAYMENT: The Option price shall be payable in full at the time of exercise in cash, by personal check of Employee, in Coinstar Common Stock ("Stock") (which has been held for at least six months) or any other form of consideration permitted by Coinstar, or a combination hereof, as Employee may determine. Stock delivered as full or partial payment upon exercise shall be valued at the fair market value of the Stock on the date of exercise, where the term "fair market value" is defined as the closing price of Stock reported by NASDAQ on the date of exercise.

DIVIDEND, STOCK SPLIT, COMBINATION OR RECLASSIFICATION: If, from time to time, during the term of this Agreement, there is any stock dividend, stock split, combination of shares, or reclassification of the outstanding Stock, then any and all new, substituted or additional shares to which Employee is entitled by reason of this Agreement shall be included in the word "Shares" for all purposes of this Agreement with the same force and effect as the shares presently subject to this Agreement and there shall be a corresponding adjustment to the price for each share.

     Please execute the acceptance and acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned. By your signature below, Employee also acknowledges receipt of the Plan and the Plan Summary.

                                       COINSTAR, INC.
                                       By:  /s/ M. Carol Lewis
                                            ----------------------------
                                            Carol Lewis
                                       Its: Chief Administrative Officer

ACCEPTED AND ACKNOWLEDGED:

EMPLOYEE

/s/  David W. Cole
--------------------------
David Cole

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